Exhibit 10.17

Execution Version

CONFIDENTAL

OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (this “Agreement”) is entered into as of July 31, 2020, by and among GENERAL MOTORS LLC, a Delaware limited liability company (“General Motors”), GM EV HOLDINGS LLC, a Delaware limited liability company (“GMEV”), LORDSTOWN MOTORS CORP., a Delaware corporation (“Lordstown”), and DIAMONDPEAK HOLDINGS CORP., a Delaware corporation (“DiamondPeak” and, together with Lordstown, General Motors and GMEV, collectively, the “Parties” and each individually a “Party”). Lordstown and DiamondPeak, are referred to collectively herein as the “Company Parties”, and GM and GMEV are referred to collectively as the “GM Parties”).

RECITALS

WHEREAS, DiamondPeak has entered into that certain Merger Agreement, dated as of the date hereof, with Lordstown and DPL Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of DiamondPeak (“Merger Sub”) providing for the merger of Lordstown and Merger Sub (the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Merger Transaction”);

WHEREAS, in connection with the Merger Transaction, DiamondPeak has entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors, including GMEV (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make a private investment in public equity in the form of Parent Class A Common Stock (as defined in the Merger Agreement);

WHEREAS, GMEV and/or its affiliates, on the one hand, and Lordstown, on the other, are parties to that certain Asset Transfer Agreement, dated November 7, 2019, as amended on May 28, 2020 (the“ATA”) that certain Stock Purchase Agreement, dated as of February 14, 2020, as amended on May 28, 2020 (the “SPA”), that certain Letter Agreement, dated February 14, 2020, as amended on May 28, 2020 (the “Letter Agreement”), and that certain Convertible Promissory Note, dated May 28, 2020 (the “Note”, and together with the ATA, SPA, and Letter Agreement the “GM-LMC Agreements”);

WHEREAS, Ultium Cells LLC (formerly known as GigaPower LLC), a Delaware limited liability company and an affiliate and assignee of General Motors (“Ultium”), and Lordstown are parties to that certain Purchase Agreement, dated January 17, 2020, as amended by that certain First Amendment to Purchase Agreement, dated July 31, 2020 (as amended, the “Parcel Purchase Agreement”); and

WHEREAS, in connection with the Merger Transaction, the Company Parties and the LMC Parties desire to agree upon certain amendments to the GM-LMC Agreements as provided herein.

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows as of the date of this Agreement:

1)             Amendments to the ATA. Effective as of the Effective Time (as defined in the Merger Agreement, the “Effective Time”), and without any further action by the Parties, the ATA will be amended as follows:

a)            Revised Definitions. The definition of “Repurchase Option Termination Date” in Section 1.1 of the ATA is hereby deleted in its entirety and replaced with the following:

““Repurchase Option Termination Date” means the earliest of (i) the Repurchase Expiration Date, or (ii) the concurrent occurrence of all of the following: (A) the Effective Time (as defined in the Merger Agreement) and (B) the issuance of the Parent Class A Common Stock (as defined in the Subscription Agreement) to GMEV pursuant to the Subscription Agreement in satisfaction of the in-kind and cash payment contributions paid by GMEV. ”

b)            New Definitions. The following defined terms are hereby added to Section 1.1 of the ATA:

““DiamondPeak” means DiamondPeak Holdings Corp., a Delaware corporation.

“GMEV” means GM EV Holdings LLC, a Delaware limited liability company.

“Merger Agreement” means that certain Merger Agreement, dated as of July 31, 2020, by and among Purchaser, DiamondPeak and DPL Merger Sub Corp., a Delaware corporation and a wholly owned Subsidiary of DiamondPeak.

“Subscription Agreement” means that certain Subscription Agreement, dated as of July 31, 2020, by and between GMEV and DiamondPeak.””

c)            Deleted Provisions of the ATA. Section 5.5 of the ATA is hereby deleted in their entirety.

d)            Except as expressly amended hereby, the ATA shall remain in full force and effect. The terms and conditions of the original ATA, as amended pursuant to this Agreement, shall be valid and binding on the parties on and from the dates set forth above.

2)             Extension of Repurchase Option under the ATA. General Motors agrees not to exercise the Repurchase Option set forth in the ATA prior to the termination of the Merger Agreement in accordance with its terms unless a GM Springing Event is then occurring. General Motors hereby gives Lordstown notice of General Motor’s election to extend the Repurchase Expiration Date to February 5, 2021. A “GM Springing Event” means that (i) Lordstown is in material default under an GM-LMC Agreement or the Parcel Purchase Agreement and (ii) Lordstown has not cured such default within thirty (30) days of the applicable GM Party that is a counterparty having provided written notice of such default to the CEO of Lordstown.

3)             Amendments to the Letter Agreement

a)           Effective upon the signing of this Omnibus Agreement, and without any further action by the Parties, the Letter Agreement will be amended as follows:

i)	Preamble of Letter Agreement. The first sentence prior to Section A of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

“Reference is made to the Company’s financing initiatives involving GMEV.”

ii)	Mortgage. Section A.1 of the Letter Agreement is deleted and replaced with the following:

“Until the Effective Time, the Company will not, without the prior written consent of GMEV, sell, lease or otherwise transfer any of the Company’s rights in or to any real property or improvements owned by the Company as of the date of this letter agreement. Notwithstanding the foregoing, until the earlier of the closing under, or termination of, the Parcel Purchase Agreement, the Company will not, without the prior written consent of GMEV, sell, lease or otherwise transfer any of the Company’s rights in or to any real property or improvements owned by the Company that is subject to the Parcel Purchase Agreement.

GMEV agrees to cause General Motors to record a termination and discharge of the Mortgage upon the Effective Time (as defined in the Merger Agreement). Notwithstanding the foregoing, in the event the closing under the Parcel Purchase Agreement has not occurred as of the Effective Time, GMEV agrees to cause General Motors to record a termination and discharge of the Mortgage upon the Effective Time releasing only the real property and improvements owned by the Company that is not subject to the Parcel Purchase Agreement, and the Mortgage shall remain in place solely with respect to the real property and improvements owned by the Company that is subject to the Parcel Purchase Agreement until the earlier of (i) the closing under the Parcel Purchase Agreement, or (ii) the termination of the Parcel Purchase Agreement in accordance with its terms, whichever occurs first, at which time GMEV shall cause General Motors to record a termination and discharge of the Mortgage releasing the remaining property and improvements secured thereby (i.e., the real property and improvements owned by the Company that was subject to the Parcel Purchase Agreement).”

b)           Effective at the Effective Time (as defined in the Merger Agreement), and without any further action by the Parties, the Letter Agreement will be amended as follows:

i)	Investment-Related Rights. The lead-in provision of Section B of the Letter Agreement is hereby deleted in its entirety and replaced with the following:

“Effective upon the Effective Time (as defined in the Merger Agreement), and without further action by the Parties, GM EV Holdings LLC (“GMEV”) will be entitled to the following contractual rights:”

ii)	Deleted Provisions of the Letter Agreement. The following provisions of the Letter Agreement are hereby deleted in their entirety:

(a)	A2- Information Rights
(b)	A5 – Water Transfer Permit
(c)	B2 – No Proxy
(d)	B3 - No Restrictive Covenants
(e)	B4 - No Further Transfer Restrictions
(f)	B5 – Board Meetings
(g)	B6 – Compliance Recusal Matters[1]
(h)	B7 – Put Right
(i)	B8 - Efforts
(j)	B9 - Anti-Dilution Protection
(k)	B10 – Company Commercial Activities
(l)	B11 – Compliance with Laws

c)           Except as expressly amended hereby, the Letter Agreement shall remain in full force and effect. The terms and conditions of the original Letter Agreement, as amended pursuant to this Agreement, shall be valid and binding on the parties on and from the dates set forth above.

4)        Termination of the SPA. Effective upon the Effective Time (as defined in the Merger Agreement) and without any further action by the Parties, the SPA is terminated, except for (i) rights and obligations that are specified under the SPA as continuing notwithstanding termination of the SPA, and (ii) any agreement contained in an Exhibit to the SPA that is executed on or before the Effective Time.

5)        Prepayment; Termination of the Note. Lordstown will have the right to prepay all outstanding borrowings and accrued interest under the Note at any time up to five (5) business days prior to the Effective Time. Effective upon the signing of this Agreement, and without any further action by Lordstown and General Motors, the Note shall terminate on the later of (i) the date all outstanding borrowings and accrued interest under the Note have been repaid, or (ii) the earlier of (a) the Effective Time (as defined in the Merger Agreement) or (b) October 31, 2020.

6)        Termination of the Stockholder Agreement. GMEV hereby consents, effective upon the signing of this Omnibus Agreement, and without any further action by GMEV, to the termination of the Stockholders Agreement on the Effective Time (as defined in the Merger Agreement).

7)        Indemnification Agreement. The Parties agree that they will work together in good faith to agree to indemnification arrangements with each person nominated by GMEV who will serve as a director of DiamondPeak as part of the Merger Transactions.

8)        DiamondPeak. DiamondPeak agrees to take all actions to cause Lordstown to comply with all of Lordstown’s obligations under this Agreement and the GM-LMC Agreements, and will be jointly and severally liable with Lordstown for such obligations after the Effective Time (as defined in the Merger Agreement).

9)        Tax Treatment. DiamondPeak does not have a current plan or intention to, following the Merger, liquidate Lordstown, cause Lordstown to distribute substantially all of its assets to DiamondPeak, or convert Lordstown to a disregarded entity for US federal income tax purposes. The parties agree that, for US federal income tax purposes, the transactions contemplated by this Omnibus Agreement which result in the cessation of Lordstown obligations to the GM Parties are properly treated as a satisfaction of those Lordstown obligations by Lordstown’s delivery of Parent Class A Stock to GMEV.

10)      Consents. Effective upon the signing of this Agreement, the applicable GM Party hereby provides its consent, as required pursuant to Section 1.2 of the SPA, for Lordstown to carry out the Merger Transaction in accordance with the Merger Agreement. The GM Parties and Lordstown are not aware of any other consent that is required for Lordstown to carry out the Merger Transaction but if such a consent is identified, the GM Parties agree to not unreasonably withhold, delay or condition such consent.

11)      Miscellaneous. Sections 9.2 (Amendments and Waivers), 9.9 (Severability), 9.11 (Language), 9.13 (Applicable Law), 9.14 (Jurisdiction of Disputes; Waiver of Jury Trial), 9.15 (Equitable Relief) and 9.16 (Counterparts) of the ATA are hereby incorporated by reference and shall apply to this Agreement mutatis mutandis.

* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

GENERAL MOTORS LLC

By:	/s/ Kevin McCabe
	Name:	Kevin McCabe
	Title:	Authorized Representative

GM EV HOLDINGS LLC

By:	/s/ David Maday
	Name:	David Maday
	Title:	Vice President

[Omnibus Agreement Signature Page]

LORDSTOWN MOTORS CORP.

By:	/s/ Stephen S. Burns
	Name:	Stephen S. Burns
	Title:	Chief Executive Officer

[Omnibus Agreement Signature Page]

DIAMONDPEAK HOLDINGS CORP.

By:	/s/ David T. Hamamoto
	Name:	David T. Hamamoto
	Title:	Chief Executive Officer and Chairman

[Omnibus Agreement Signature Page]